Exhibit 99.1

CONTACTS:

GoAmerica
Investor Relations
201-996-1717

GOAMERICA® RECEIVES NASDAQ LETTER REGARDING FINANCING TECHNICALITY AND CONFIRMATION OF REGAINING COMPLIANCE

        HACKENSACK, N.J., October 17, 2007 – GoAmerica, Inc. (NASDAQ: GOAM), a provider of communications services for people who are deaf, hard-of-hearing, or speech-disabled, today announced that it had received a letter from Nasdaq, dated October 16, 2007. The letter states that the Company violated Marketplace Rule 4350(i) in connection with the issuance of shares of its Series A Preferred Stock in August 2007, because, while the conversion of the Preferred Stock into Common Stock without shareholder approval was restricted in the Certificate of Designation, the restriction was only applicable while the Company’s Common Stock was listed on Nasdaq or another exchange. The letter also states that the Company has regained compliance with the Rule by forwarding to Nasdaq a copy of an agreement between the purchaser of the Series A Preferred Stock and the Company confirming that such restriction on conversion will remain in place until shareholder approval has been obtained.

        As previously announced, the Company has filed preliminary proxy materials with the Securities and Exchange Commission pertaining to various matters to be considered by stockholders at the Annual Meeting. As described in the preliminary proxy materials, the Company’s stockholders will be asked to approve the issuance of additional shares of Series A Preferred Stock in connection with the financing for the Company’s acquisition of Verizon’s Telecommunications Relay Services (“TRS”) division and the Company’s merger with Hands On Video Relay Services, Inc.

        Safe Harbor

The statements contained in this news release that are not based on historical fact constitute “forward-looking statements” that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to integrate acquired businesses and technologies; (vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (viii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. “GoAmerica”, the “GoAmerica” logo, “i711”, and the “i711.com” logo, and “Relay and Beyond” are registered trademarks of GoAmerica. “i711.com” and “i711 Wireless” are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed acquisition of the assets of Verizon’s TRS division, the proposed acquisition of Hands On and the proposed equity financings described herein, GoAmerica has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. GoAmerica’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Company at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or by telephone to (201) 996-1717.

GoAmerica and its directors and officers may be deemed to be participants in the solicitation of proxies from GoAmerica’s stockholders with respect to the proposed transactions. Information about GoAmerica’s directors and officers and their ownership of GoAmerica Common Stock is set forth in the GoAmerica proxy statements and Annual Reports on Form 10-K and 10-K/A, previously filed with the SEC, and is set forth in the proxy statement relating to the proposed transactions.

###